EXHIBIT 99.1

news release

Ovintiv Announces Redemption of 3.90% Notes Due 2021

DENVER, July 15, 2021 – Ovintiv Inc. (NYSE, TSX: OVV) (the “Company”) today announced that it has issued a notice to the trustee of its 3.90% notes due 2021 (the “2021 notes”) to redeem the entire $517,823,000 aggregate principal amount. The outstanding 2021 notes will be redeemed, pursuant to their terms and conditions, on August 16, 2021.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release is not a notice of redemption with respect to the 2021 notes. This news release contains certain forward-looking statements or information (collectively, "FLS") within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. FLS include: statements regarding the 2021 notes, including timing for the redemption thereof. FLS involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially. Risks and uncertainties include risks and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q and as described from time to time in its other periodic filings as filed on EDGAR and SEDAR. Although the Company believes such FLS are reasonable, there can be no assurance they will prove to be correct. The above risks and uncertainties are not exhaustive. FLS are made as of the date hereof and, except as required by law, the Company undertakes no obligation to update or revise any FLS.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252